Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results For Second Quarter of 2023

BIRMINGHAM, Ala.--(BUSINESS WIRE)--July 20, 2023--ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights:

  Net income of $53.5 million, or $0.98 per share.
  Deposits grew $672.9 million on a linked-quarter basis, or 23.2% annualized.
  Loans grew $987.6 million, or 9.3%, year-over-year.
  Strong liquidity and significant available liquidity sources with no FHLB advances and no brokered deposits.
  Consolidated Common Equity Tier 1 capital to risk-weighted asset increased from 9.64% to 10.37% year-over-year.
  Bank level Tier 1 capital to average assets increased from 8.60% to 10.25% year-over-year.
  An increase of 20% in new accounts opened year-over-year.
  Book value per share increased 12% year-over-year.

Tom Broughton, Chairman, President and CEO, said, “Our best-in-class banking team delivered strong growth in core banking relationships during the quarter, and the outlook for growth in new relationships is very good.”

Bud Foshee, CFO, said, “Our strong balance sheet serves us well in attracting new clients looking for a well-capitalized bank with excellent liquidity that has no brokered deposits or FHLB advances.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2023	Period Ending March 31, 2023	% Change From Period Ending March 31, 2023 to Period Ending June 30, 2023	Period Ending June 30, 2022	% Change From Period Ending June 30, 2022 to Period Ending June 30, 2023
QUARTERLY OPERATING RESULTS
Net Income	$53,468	$57,971	(8)%	$62,136	(14)%
Net Income Available to Common Stockholders	$53,437	$57,971	(8)%	$62,105	(14)%
Diluted Earnings Per Share	$0.98	$1.06	(8)%	$1.14	(14)%
Return on Average Assets	1.50%	1.63%		1.67%
Return on Average Common Stockholders' Equity	15.85%	17.83%		20.93%
Average Diluted Shares Outstanding	54,505,726	54,534,482		54,532,385

YEAR-TO-DATE OPERATING RESULTS
Net Income	$111,439			$119,749	(7)%
Net Income Available to Common Stockholders	$111,408			$119,718	(7)%
Diluted Earnings Per Share	$2.04			$2.20	(7)%
Return on Average Assets	1.57%			1.60%
Return on Average Common Stockholders' Equity	16.83%			20.52%
Average Diluted Shares Outstanding	54,520,025			54,527,242

BALANCE SHEET
Total Assets	$15,072,808	$14,566,559	3%	$14,494,317	4%
Loans	11,604,894	11,629,802	-%	10,617,320	9%
Non-interest-bearing Demand Deposits	2,855,102	2,898,736	(2)%	4,686,511	(39)%
Total Deposits	12,288,219	11,615,317	6%	11,772,337	4%
Stockholders' Equity	1,363,471	1,339,817	2%	1,211,918	13%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $53.5 million and net income available to common stockholders of $53.4 million for the quarter ended June 30, 2023, compared to net income and net income available to common stockholders of $58.0 million for the first quarter of 2023 and $62.1 million on for the second quarter of 2022. Basic and diluted earnings per common share were both $0.98 in the second quarter of 2023, compared to $1.07 and $1.06, respectively, in the first quarter of 2023 and $1.14 for both in the second quarter of 2022.

Annualized return on average assets was 1.50% and annualized return on average common stockholders’ equity was 15.85% for the second quarter of 2023, compared to 1.67% and 20.93%, respectively, for the second quarter of 2022.

Net interest income was $101.3 million for the second quarter of 2023, compared to $108.3 million for the first quarter of 2023 and $116.4 million for the second quarter of 2022. Net interest income was negatively impacted by the continued narrowing in net interest spread due to Federal Reserve increases in interest rates over the last year. The net interest margin in the second quarter of 2023 was 2.93% compared to 3.15% in the first quarter of 2023 and 3.26% in the second quarter of 2022. Loan yields were 5.94% during the second quarter of 2023 compared to 5.70% during the first quarter of 2023 and 4.38% during the second quarter of 2022. Investment yields were 2.64% during the second quarter of 2023 compared to 2.54% during the first quarter of 2023 and 2.37% during the second quarter of 2022. The increases in loan and investment yields were offset by increases in interest-bearing deposit rates, a shift from non-interest-bearing demand deposits to interest-bearing deposits, and higher interest rates on federal funds purchased. Average interest-bearing deposit rates were 3.32% during the second quarter of 2023, compared to 2.68% during the first quarter of 2023 and 0.36% during the second quarter of 2022. Average federal funds purchased rates were 5.14% during second quarter of 2023, compared to 4.67% during the first quarter of 2023 and 0.79% during the second quarter of 2022.

Average loans for the second quarter of 2023 were $11.60 billion, a decrease of $52.1 million, or 1.8% annualized, from average loans of $11.65 billion for the first quarter of 2023, and an increase of $1.41 billion, or 13.8%, from average loans of $10.19 billion for the second quarter of 2022.

Average total deposits for the second quarter of 2023 were $11.58 billion, an increase of $78.4 million, or 2.7%, annualized, over average total deposits of $11.50 billion for the first quarter of 2023, and a decrease of $459.4 million, or 3.8%, from average total deposits of $12.04 billion for the second quarter of 2022.

Non-performing assets to total assets were 0.16% for the second quarter of 2023, an increase of four basis points compared to 0.12% for both first quarter of 2023 and the second quarter of 2022. Annualized net charge-offs to average loans were 0.11% for the second quarter of 2023, compared to 0.05% and 0.02% for the first quarter of 2023 and second quarter of 2022, respectively. The allowance for credit losses as a percentage of total loans at June 30, 2023, March 31, 2023 and June 30, 2022, was 1.31%, 1.28%, and 1.25%, respectively. We recorded a $6.7 million provision for credit losses in the second quarter of 2023 compared to $4.2 million in the first quarter of 2023, and $9.5 million in the second quarter of 2022.

Non-interest income decreased $924,000, or 9.7%, to $8.6 million for the second quarter of 2023 from $9.5 million in the second quarter of 2022, and increased $2.3 million, or 35.8%, on a linked quarter basis. Service charges on deposit accounts increased $9,000, or 0.4%, to $2.1 million from the second quarter of 2022 to the second quarter of 2023, and increased $208,000, or 10.8%, on a linked quarter basis. Mortgage banking revenue increased $82,000, or 13.4%, to $696,000 from the second quarter of 2022 to the second quarter of 2023, and increased $254,000, or 57.5%, on a linked quarter basis. Net credit card revenue decreased $266,000, or 10.0%, to $2.4 million during the second quarter of 2023, compared to $2.7 million during the second quarter of 2022, and increased $717,000, or 42.5%, on a linked quarter basis. The aggregate amount of spend on all credit card accounts increased 5.3% during the second quarter of 2023 compared to the second quarter of 2022. Bank-owned life insurance (“BOLI”) income decreased $1.2 million, or 33.1%, to $2.5 million during the second quarter of 2023, compared to $3.7 million during the second quarter of 2022, and increased $875,000, or 54.0%, on a linked quarter basis. During the second quarter of 2023, we recognized $890,000 of income primarily attributed to a death benefit related to a former employee in our BOLI program, compared to $2.1 million during the second quarter of 2022. Other operating income for the second quarter of 2023 decreased $2.3 million, or 73.6%, to $842,000 from $3.2 million in the second quarter of 2022, and increased $207,000, or 32.6%, on a linked quarter basis. We recognized $48,000 of income on an interest rate cap during the second quarter of 2023, compared to $2.2 million in the second quarter 2022. The interest rate cap matured during the second quarter of 2023. Merchant service revenue increased $110,000, or 23.5%, to $581,000 for the second quarter of 2023 from $471,000 in the second quarter of 2022. We recognized a $2.8 million loss on the sale of available for sale debt securities during the second quarter of 2022.

Non-interest expense for the second quarter of 2023 decreased $1.4 million, or 3.4%, to $38.5 million from $39.8 million in the second quarter of 2022, and decreased $1.2 million, or 3.0%, on a linked quarter basis. Salary and benefit expense for the second quarter of 2023 decreased $1.9 million, or 9.4%, to $18.8 million from $20.7 million in the second quarter of 2022, and decreased $271,000, or 1.4%, on a linked quarter basis. The number of FTE employees increased by 37 to 577 at June 30, 2023 compared to 540 at June 30, 2022, and increased by 4 from the end of the first quarter of 2023. The increased costs from the modest headcount expansion were offset by a reduction in incentive expense. Equipment and occupancy expense increased $438,000, or 14.7%, to $3.4 million in the second quarter of 2023, from $3.0 million in the second quarter of 2022, and decreased $14,000, or 0.4% on a linked-quarter basis. The year-over-year increase is primarily attributed to new leases that commenced after the second quarter of 2022. Third party processing and other services expense decreased $147,000, or 2.3%, to $6.2 million in the second quarter of 2023, from $6.3 million in the second quarter of 2022, and decreased $1.1 million, or 14.9%, on a linked-quarter basis. The decrease year-over-year in third party processing also includes Federal Reserve Bank charges related to correspondent bank settlement activities. Professional services expense increased $253,000, or 19.1%, to $1.6 million in the second quarter of 2023, from $1.3 million in the second quarter of 2022. FDIC and other regulatory assessments increased $1.1 million to $2.2 million in the second quarter of 2023, from $1.1 million in the second quarter of 2022, and increased $725,000, or 47.8%, on a linked quarter basis. The FDIC increased the assessment rate by two basis points beginning in the first quarter of 2023. Other operating expenses for the second quarter of 2023 decreased $1.0 million, or 14.2%, to $6.2 million from $7.3 million in the second quarter of 2022, and decreased $478,000 on a linked-quarter basis. The efficiency ratio was 35.02% during the second quarter of 2023 compared to 31.64% during the second quarter of 2022 and 34.60% during the first quarter of 2023.

Income tax expense decreased $3.2 million, or 22.0%, to $11.2 million in the second quarter of 2023, compared to $14.4 million in the second quarter of 2022, mostly due to lower pretax net income. Our effective tax rate was 17.38% for the second quarter of 2023 compared to 18.83% for the second quarter of 2022. We recognized an aggregate of $3.8 million in credits during the second quarter of 2023 related to investments in tax credit partnerships, compared to $3.1 million during the second quarter of 2022. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2023 and 2022 of $138,000 and $352,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and North Carolina. Through the bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; credit issues associated with the efficacy of return to office policies; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2023, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022
CONSOLIDATED STATEMENT OF INCOME
Interest income	$189,656	$181,322	$170,273	$149,299	$126,555
Interest expense	88,405	73,021	47,889	22,881	10,187
Net interest income	101,251	108,301	122,384	126,418	116,368
Provision for credit losses	6,654	4,197	7,135	15,603	9,507
Net interest income after provision for credit losses	94,597	104,104	115,249	110,815	106,861
Non-interest income	8,582	6,321	6,966	8,939	9,506
Non-interest expense	38,466	39,664	38,092	42,685	39,821
Income before income tax	64,713	70,761	84,123	77,069	76,546
Provision for income tax	11,245	12,790	16,399	13,038	14,410
Net income	53,468	57,971	67,724	64,031	62,136
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$53,437	$57,971	$67,693	$64,031	$62,105
Earnings per share - basic	$0.98	$1.07	$1.25	$1.18	$1.14
Earnings per share - diluted	$0.98	$1.06	$1.24	$1.17	$1.14
Average diluted shares outstanding	54,505,726	54,534,482	54,537,716	54,528,554	54,532,385

CONSOLIDATED BALANCE SHEET DATA
Total assets	$15,072,808	$14,566,559	$14,595,753	$13,890,030	$14,494,317
Loans	11,604,894	11,629,802	11,687,968	11,278,614	10,617,320
Debt securities	2,048,227	1,646,937	1,678,936	1,714,603	1,790,218
Non-interest-bearing demand deposits	2,855,102	2,898,736	3,321,347	3,661,936	4,686,511
Total deposits	12,288,219	11,615,317	11,546,805	11,051,915	11,772,337
Borrowings	64,737	65,417	64,726	64,721	64,716
Stockholders' equity	1,363,471	1,339,817	1,297,896	1,242,589	1,211,918

Shares outstanding	54,425,033	54,398,025	54,326,527	54,324,007	54,306,875
Book value per share	$25.05	$24.63	$23.89	$22.87	$22.32
Tangible book value per share (1)	$24.80	$24.38	$23.64	$22.62	$22.07

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.93%	3.15%	3.60%	3.64%	3.26%
Return on average assets	1.50%	1.63%	1.89%	1.77%	1.67%
Return on average common stockholders' equity	15.85%	17.83%	21.27%	20.49%	20.93%
Efficiency ratio	35.02%	34.60%	29.45%	31.54%	31.64%
Non-interest expense to average earning assets	1.11%	1.15%	1.10%	1.23%	1.11%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.37%	10.01%	9.55%	9.42%	9.64%
Tier 1 capital to risk-weighted assets	10.38%	10.02%	9.55%	9.43%	9.64%
Total capital to risk-weighted assets	11.94%	11.54%	11.03%	10.96%	11.18%
Tier 1 capital to average assets	9.83%	9.49%	9.29%	8.84%	8.19%
Tangible common equity to total tangible assets (1)	8.96%	9.11%	8.81%	8.86%	8.28%

(1) This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At June 30, 2023	At March 31, 2023	At December 31, 2022	At September 30, 2022	At June 30, 2022
Book value per share - GAAP	$25.05	$24.63	$23.89	$22.87	$22.32
Total common stockholders' equity - GAAP	1,363,471	1,339,817	1,297,896	1,242,589	1,211,918
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,349,856	$1,326,202	$1,284,281	$1,228,974	$1,198,303
Tangible book value per share - non-GAAP	$24.80	$24.38	$23.64	$22.62	$22.07

Stockholders' equity to total assets - GAAP	9.05%	9.20%	8.89%	8.95%	8.36%
Total assets - GAAP	$15,072,808	$14,566,559	$14,595,753	$13,890,030	$14,494,317
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$15,059,193	$14,552,944	$14,582,138	$13,876,415	$14,480,702
Tangible common equity to total tangible assets - non-GAAP	8.96%	9.11%	8.81%	8.86%	8.28%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2023	June 30, 2022	% Change
ASSETS
Cash and due from banks	$107,251	$252,638	(58)%
Interest-bearing balances due from depository institutions	852,483	1,334,511	(36)%
Federal funds sold	17,958	101,447	(82)%
Cash and cash equivalents	977,692	1,688,596	(42)%
Available for sale debt securities, at fair value	990,921	724,463	37%
Held to maturity debt securities (fair value of $963,843 at June 30, 2023 and $1,003,840 at June 30, 2022)	1,057,306	1,065,755	(1)%
Restricted equity securities	7,307	7,734	(6)%
Mortgage loans held for sale	3,981	3,451	15%
Loans	11,604,894	10,617,320	9%
Less allowance for credit losses	(152,272)	(128,387)	19%
Loans, net	11,452,622	10,488,933	9%
Premises and equipment, net	59,655	59,482	-%
Goodwill and other identifiable intangible assets	13,615	13,615	-%
Other assets	509,709	442,288	15%
Total assets	$15,072,808	$14,494,317	4%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$2,855,102	$4,686,511	(39)%
Interest-bearing	9,433,117	7,085,826	33%
Total deposits	12,288,219	11,772,337	4%
Federal funds purchased	1,298,066	1,389,167	(7)%
Other borrowings	64,737	64,716	-%
Other liabilities	58,315	56,179	4%
Total liabilities	13,709,337	13,282,399	3%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2023 and June 30, 2022	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,425,033 shares issued and outstanding at June 30, 2023, and 54,306,875
shares issued and outstanding at June 30, 2022	54	54	-%
Additional paid-in capital	230,659	227,906	1%
Retained earnings	1,190,920	1,005,815	18%
Accumulated other comprehensive loss	(58,662)	(22,357)	162%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,362,971	1,211,418	13%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,363,471	1,211,918	13%
Total liabilities and stockholders' equity	$15,072,808	$14,494,317	4%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$171,718	$111,287	$335,450	$214,392
Taxable securities	11,570	10,515	22,465	18,738
Nontaxable securities	17	37	38	80
Federal funds sold	227	93	841	106
Other interest and dividends	6,124	4,623	12,184	6,427
Total interest income	189,656	126,555	370,978	239,743
Interest expense:
Deposits	71,971	6,427	127,684	12,270
Borrowed funds	16,434	3,760	33,742	5,383
Total interest expense	88,405	10,187	161,426	17,653
Net interest income	101,251	116,368	209,552	222,090
Provision for credit losses	6,654	9,507	10,851	14,869
Net interest income after provision for credit losses	94,597	106,861	198,701	207,221
Non-interest income:
Service charges on deposit accounts	2,142	2,133	4,076	4,275
Mortgage banking	696	614	1,138	1,140
Credit card income	2,406	2,672	4,095	5,044
Securities losses	-	(2,833)	-	(6,168)
Bank-owned life insurance income	2,496	3,733	4,117	5,341
Other operating income	842	3,187	1,477	7,822
Total non-interest income	8,582	9,506	14,903	17,454
Non-interest expense:
Salaries and employee benefits	18,795	20,734	37,861	39,035
Equipment and occupancy expense	3,421	2,983	6,856	5,916
Third party processing and other services	6,198	6,345	13,482	11,950
Professional services	1,580	1,327	3,234	2,319
FDIC and other regulatory assessments	2,242	1,147	3,759	2,279
Other real estate owned expense	6	32	12	35
Other operating expense	6,224	7,253	12,926	15,505
Total non-interest expense	38,466	39,821	78,130	77,039
Income before income tax	64,713	76,546	135,474	147,636
Provision for income tax	11,245	14,410	24,035	27,887
Net income	53,468	62,136	111,439	119,749
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$53,437	$62,105	$111,408	$119,718
Basic earnings per common share	$0.98	$1.14	$2.05	$2.21
Diluted earnings per common share	$0.98	$1.14	$2.04	$2.20

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022
Commercial, financial and agricultural	$2,986,453	$3,081,926	$3,145,317	$3,104,155	$2,966,040
Real estate - construction	1,397,732	1,469,670	1,532,388	1,433,698	1,383,155
Real estate - mortgage:
Owner-occupied commercial	2,294,002	2,243,436	2,199,280	2,145,621	2,026,807
1-4 family mortgage	1,167,238	1,138,645	1,146,831	1,089,826	1,015,698
Other mortgage	3,686,434	3,624,071	3,597,750	3,438,762	3,160,510
Subtotal: Real estate - mortgage	7,147,674	7,006,152	6,943,861	6,674,209	6,203,015
Consumer	73,035	72,054	66,402	66,552	65,110
Total loans	$11,604,894	$11,629,802	$11,687,968	$11,278,614	$10,617,320
SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022
Allowance for credit losses:
Beginning balance	$148,965	$146,297	$140,967	$128,387	$119,463
Loans charged off:
Commercial financial and agricultural	4,336	1,257	2,116	2,902	1,667
Real estate - construction	-	-	-	-	-
Real estate - mortgage	131	26	-	170	23
Consumer	133	390	200	261	123
Total charge offs	4,600	1,673	2,316	3,333	1,813
Recoveries:
Commercial financial and agricultural	1,233	128	393	297	1,217
Real estate - construction	-	3	-	-	-
Real estate - mortgage	-	1	-	-	-
Consumer	21	11	118	12	13
Total recoveries	1,254	143	511	309	1,230
Net charge-offs	3,346	1,530	1,805	3,024	583
Provision for credit losses	6,654	4,197	7,135	15,604	9,507
Ending balance	$152,272	$148,965	$146,297	$140,967	$128,387

Allowance for credit losses to total loans	1.31%	1.28%	1.25%	1.25%	1.21%
Allowance for credit losses to total average
loans	1.31%	1.28%	1.27%	1.29%	1.26%
Net charge-offs to total average loans	0.11%	0.05%	0.06%	0.11%	0.02%
Provision for credit losses to total average
loans	0.23%	0.14%	0.25%	0.57%	0.37%
Nonperforming assets:
Nonaccrual loans	$16,897	$13,157	$12,450	$11,655	$10,540
Loans 90+ days past due and accruing	5,947	4,683	5,391	4,803	4,991
Other real estate owned and
repossessed assets	832	248	248	1,245	1,207
Total	$23,676	$18,088	$18,089	$17,703	$16,738

Nonperforming loans to total loans	0.20%	0.15%	0.15%	0.15%	0.15%
Nonperforming assets to total assets	0.16%	0.12%	0.12%	0.13%	0.12%
Nonperforming assets to earning assets	0.16%	0.13%	0.13%	0.13%	0.12%
Allowance for credit losses to nonaccrual loans	901.18%	1,132.24%	1,175.08%	1,209.50%	1,218.05%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022
Interest income:
Interest and fees on loans	$171,718	$163,732	$153,924	$131,375	$111,287
Taxable securities	11,570	10,895	10,895	11,089	10,515
Nontaxable securities	17	21	27	30	37
Federal funds sold	227	614	818	632	93
Other interest and dividends	6,124	6,060	4,609	6,173	4,623
Total interest income	189,656	181,322	170,273	149,299	126,555
Interest expense:
Deposits	71,971	55,713	33,471	13,655	6,427
Borrowed funds	16,434	17,308	14,418	9,226	3,760
Total interest expense	88,405	73,021	47,889	22,881	10,187
Net interest income	101,251	108,301	122,384	126,418	116,368
Provision for credit losses	6,654	4,197	7,135	15,603	9,507
Net interest income after provision for credit losses	94,597	104,104	115,249	110,815	106,861
Non-interest income:
Service charges on deposit accounts	2,142	1,934	1,866	1,892	2,133
Mortgage banking	696	442	514	784	614
Credit card income	2,406	1,689	2,261	2,612	2,672
Securities losses	-	-	-	-	(2,833)
Bank-owned life insurance income	2,496	1,621	1,600	1,637	3,733
Other operating income	842	635	725	2,014	3,187
Total non-interest income	8,582	6,321	6,966	8,939	9,506
Non-interest expense:
Salaries and employee benefits	18,795	19,066	19,230	19,687	20,734
Equipment and occupancy expense	3,421	3,435	3,263	3,140	2,983
Third party processing and other services	6,198	7,284	8,170	7,213	6,345
Professional services	1,580	1,654	922	1,036	1,327
FDIC and other regulatory assessments	2,242	1,517	1,311	975	1,147
Other real estate owned expense	6	6	239	21	32
Other operating expense	6,224	6,702	4,957	10,613	7,253
Total non-interest expense	38,466	39,664	38,092	42,685	39,821
Income before income tax	64,713	70,761	84,123	77,069	76,546
Provision for income tax	11,245	12,790	16,399	13,038	14,410
Net income	53,468	57,971	67,724	64,031	62,136
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$53,437	$57,971	$67,693	$64,031	$62,105
Basic earnings per common share	$0.98	$1.07	$1.25	$1.18	$1.14
Diluted earnings per common share	$0.98	$1.06	$1.24	$1.17	$1.14

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2023		1st Quarter 2023		4th Quarter 2022		3rd Quarter 2022		2nd Quarter 2022
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$11,581,008	5.94%	$11,632,439	5.70%	$11,465,538	5.32%	$10,900,105	4.77%	$10,165,470	4.38%
Tax-exempt (2)	18,312	4.82	18,978	3.36	19,526	6.60	19,852	4.14	23,616	4.09
Total loans, net of
unearned income	11,599,320	5.94	11,651,417	5.70	11,485,064	5.32	10,919,957	4.77	10,189,086	4.38
Mortgage loans held for sale	5,014	5.12	1,522	6.40	1,515	3.67	2,906	2.73	471	3.41
Debt securities:
Taxable	1,757,397	2.64	1,724,523	2.54	1,755,764	2.49	1,797,560	2.47	1,775,425	2.37
Tax-exempt (2)	2,960	2.43	3,781	2.43	4,863	2.39	5,863	2.39	7,148	2.35
Total securities (3)	1,760,357	2.64	1,728,304	2.54	1,760,627	2.49	1,803,423	2.47	1,782,573	2.37
Federal funds sold	15,908	5.72	50,526	4.93	82,656	3.93	102,028	2.46	30,721	1.21
Restricted equity securities	8,834	6.08	9,919	7.69	7,724	7.35	7,724	3.65	7,724	3.74
Interest-bearing balances with banks	460,893	5.21	510,021	4.67	458,115	3.83	945,142	2.56	2,332,412	0.80
Total interest-earning assets	$13,850,326	5.49	$13,951,709	5.27	$13,795,701	4.90	$13,781,180	4.30	$14,342,987	3.54
Non-interest-earning assets:
Cash and due from banks	101,188		106,448		113,823		256,607		204,994
Net premises and equipment	60,499		60,617		60,323		60,155		60,673
Allowance for credit losses, accrued
interest and other assets	279,860		279,775		273,964		294,006		297,893
Total assets	$14,291,873		$14,398,549		$14,243,811		$14,391,948		$14,906,547

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,628,936	1.69%	$1,675,355	1.25%	$1,763,622	0.73%	$1,722,926	0.28%	$1,699,602	0.21%
Savings	122,050	1.38	134,671	0.94	141,163	0.64	144,368	0.21	134,469	0.18
Money market	5,971,639	3.78	5,756,642	3.17	5,047,133	2.07	4,444,583	0.89	4,617,021	0.33
Time deposits	983,582	3.44	850,639	2.51	860,336	1.69	809,057	1.16	766,225	0.86
Total interest-bearing deposits	8,706,207	3.32	8,417,307	2.68	7,812,254	1.70	7,120,934	0.76	7,217,317	0.36
Federal funds purchased	1,191,582	5.14	1,389,217	4.67	1,453,445	3.75	1,493,444	2.27	1,550,805	0.79
Other borrowings	100,998	4.62	114,726	4.61	64,726	4.23	65,406	4.19	64,713	4.28
Total interest-bearing liabilities	$9,998,787	3.55%	$9,921,250	2.98%	$9,330,425	2.04%	$8,679,784	1.05%	$8,832,835	0.46%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	2,876,225		3,086,774		3,572,956		4,410,318		4,824,521
Other liabilities	64,917		72,121		77,544		62,093		58,784
Stockholders' equity	1,399,578		1,358,587		1,307,553		1,263,870		1,205,551
Accumulated other comprehensive
loss	(47,634)		(40,183)		(44,667)		(24,117)		(15,144)
Total liabilities and
stockholders' equity	$14,291,873		$14,398,549		$14,243,811		$14,391,948		$14,906,547
Net interest spread		1.94%		2.29%		2.86%		3.25%		3.08%
Net interest margin		2.93%		3.15%		3.52%		3.64%		3.26%
(1)

Average loans include nonaccrual loans in all periods. Loan fees of $3,318 $3,263, $3,630, $3,849, and $5,303 are included in interest income in the second quarter of 2023, first quarter of 2023, fourth quarter of 2022, third quarter of 2022, and second quarter of 2022, respectively.

(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)

Unrealized losses on debt securities of $(69,498), $(59,738), $(62,567), $(34,688), and $(25,703) for the second quarter of 2023, first quarter of 2023, fourth quarter of 2022, third quarter of 2022, and second quarter of 2022, respectively, are excluded from the yield calculation.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com